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                                 EMPLOYMENT AGREEMENT


    This Agreement is entered into on this 19th day of October, 1993, by and between EarthShell Container Corporation ("ECC"), a California partnership, and Mark A. Koob ("EMPLOYEE").

                                  FACTUAL BACKGROUND


    The following facts are not mere recitals, but are agreed upon and are integral to this Agreement:

    A. An offer of employment by ECC has been made to EMPLOYEE, contingent upon the execution of this Agreement.

    B. ECC is a research and development company which develops, licenses, commercializes, and provides scientific and technical services to various other companies, customers, and clients.

    C. ECC business activities involve highly confidential and proprietary technology and other commercial and business information.

    D. By virtue of the employment relationship between Mark A. Koob and ECC and the services performed by EMPLOYEE, EMPLOYEE will be exposed to confidential and proprietary technology and other commercial and business information pertaining to or belonging to ECC or its customers and clients.

    E. It is the desire of ECC and EMPLOYEE to safeguard the confidential information of ECC and its customers and clients and to establish the terms of the employment relationship between ECC and EMPLOYEE.

    F. It is the desire of ECC and EMPLOYEE to reduce the terms of their relationship to writing.

    NOW, THEREFORE, in consideration of the employment of EMPLOYEE, the parties hereto agree as follows:

    1 . DEFINITIONS. The following definitions shall govern this Agreement unless clearly stated to the contrary:

        a. The term ECC shall specifically include EarthShell Container Corporation, its partners, subsidiaries, affiliates (including but not limited to Concrete Technology Corporation, National Cement & Ceramics Laboratories, Inc., and E. Khashoggi Industries), and their officers, directors, employees, consultants, and agents.


                                 EXHIBIT 10.11

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    b.   The term "ECC CLIENTS" shall mean and refer to all customers and clients for whom ECC has in the past provided services, exchanged ECC CONFIDENTIAL INFORMATION or licensed any type of technology; for whom ECC now provides such services, ECC CONFIDENTIAL INFORMATION or licenses; and for whom ECC may in the future provide services, ECC CONFIDENTIAL INFORMATION, or licenses.

    c. The term "ECC CONFIDENTIAL INFORMATION" shall mean and refer to all financial marketing, sales, strategy, personnel, and salary information; all forms, legal documents, memoranda, software, computer programs, and databases; all methods, processes, techniques, shop practices, formulas, compositions, equipment, compilation of information or data, reports, plans, tools, inventions, trade secrets, know-how, technical disclosures, patent application, blueprints, specifications, information, and any other proprietary or confidential technical information pertaining or belonging to ECC; any documents prepared on behalf of ECC CLIENTS: the identities of ECC CLIENTS; and other proprietary or confidential information pertaining to the operations and business of ECC, and which have not been published or disclosed to the general public. The ECC CONFIDENTIAL INFORMATION may be embodied in any document, article, or tangible form, or in oral disclosures.

    d. The term "CLIENT CONFIDENTIAL INFORMATION" shall mean and refer to all equipment, compilations of information or data, reports, plans, tools, inventions, trade secrets, technical disclosures, patent applications, blueprints, specifications, information, and any other proprietary or confidential technical information pertaining or belonging to ECC CLIENTS, as well as all financial, business, marketing, strategy, personnel, salary, and other confidential business information pertaining or belonging to ECC CLIENTS.

    e. The term "LINE OF BUSINESS" shall refer to the investigation, engineering or any other effort to improve the performance characteristics of products made from hydraulically settable material (including but not limited to cement, gypsum, and clay), and all manufacturing processes and uses related to such products.

    f. The term "TERRITORY" shall refer to the United States and any country in which ECC sells products or services prior to the end of EMPLOYEE'S employment therewith.

    2. SAFEGUARDING OF ECC CONFIDENTIAL INFORMATION. EMPLOYEE acknowledges that ECC CONFIDENTIAL INFORMATION has been developed by ECC at great expense and effort, and that ECC CONFIDENTIAL INFORMATION is of independent economic value, actual or potential, to ECC by reason of its not being generally known to and not readily ascertainable by proper means by other persons who might obtain economic benefit by its use. EMPLOYEE further acknowledges the confidentiality of ECC CONFIDENTIAL INFORMATION. EMPLOYEE agrees that he/she will not, either during the term of his/her employment by ECC or thereafter disclose or assist or allow others to obtain or disclose ECC CONFIDENTIAL INFORMATION to any person or entity outside ECC. EMPLOYEE further

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agrees that he/she will not use ECC CONFIDENTIAL INFORMATION for any purpose not specifically authorized by an officer of ECC.

    3. SAFEGUARDING OF CLIENT CONFIDENTIAL INFORMATION. EMPLOYEE acknowledges that CLIENT CONFIDENTIAL INFORMATION has been developed by ECC CLIENTS at great expense and effort, and that CLIENT CONFIDENTIAL INFORMATION is of independent economic value, actual or potential, to ECC CLIENTS by reason of its not being generally known to and not readily ascertainable by proper means by other persons who might obtain economic benefit by its use. EMPLOYEE further acknowledges that ECC has received CLIENT CONFIDENTIAL INFORMATION under conditions of trust and confidence, and that ECC and ECC CLIENTS have made reasonable efforts under the circumstances to maintain the confidentiality of CLIENT CONFIDENTIAL INFORMATION. EMPLOYEE agrees that he/she will not, either during the term of his/her employment by ECC or thereafter disclose or assist or allow others to obtain or disclose CLIENT CONFIDENTIAL INFORMATION to any person or entity outside ECC without the express and authorization of ECC CLIENTS. EMPLOYEE further agrees that he/she will not remove CLIENT CONFIDENTIAL INFORMATION from the premises of ECC and will not use CLIENT CONFIDENTIAL INFORMATION for any purpose not authorized by an officer of ECC.

    4. INDEMNIFICATION. EMPLOYEE agrees to indemnify, defend, and hold harmless ECC for any claims, counterclaims, or any other cause of action, including all expenses, all judgments, and all attorneys' fees which ECC may incur or be liable for as a result of EMPLOYEE disclosing CLIENT CONFIDENTIAL INFORMATION without authorization from ECC.

    5. RETURN OF ECC AND CLIENT CONFIDENTIAL INFORMATION. EMPLOYEE agrees that upon request and in any event upon termination of EMPLOYEE's employment with ECC, EMPLOYEE will immediately return to ECC any and all originals and copies of ECC CONFIDENTIAL INFORMATION and CLIENT CONFIDENTIAL INFORMATION in his/her possession or control.

    6. RIGHTS IN INVENTIONS. All inventions, discoveries, improvements, and innovations, whether patentable or not (including all data and records pertaining thereto), which EMPLOYEE may invent, discover, originate, or conceive during the term of employment with ECC, and which in any way relate to or are or may be useful in connection with the business of ECC or ECC CLIENTS, shall be the sole and exclusive property of ECC. EMPLOYEE shall promptly and fully disclose each and all such inventions, discoveries, improvements, or innovations to ECC. Furthermore, EMPLOYEE shall assign to ECC, EMPLOYEE's entire right, title, and interest to any of the discoveries, inventions, improvements, and innovations described above and any related United States or foreign patents and patent applications. EMPLOYEE shall also execute any instruments considered necessary by ECC to convey or perfect ECC's ownership thereof and EMPLOYEE shall assist ECC in obtaining, defending, and enforcing ECC's rights therein.

    7. RIGHTS IN COPYRIGHTABLE WORKS. EMPLOYEE agrees that all works made in the course of his/her employment by ECC are works made for hire and that all copyrights therein are the sole property of ECC. EMPLOYEE shall assign to ECC, EMPLOYEE's entire right, title,

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and interest to any copyrights and shall execute any instruments considered necessary by ECC to convey and perfect ECC's ownership of the copyrights and EMPLOYEE shall assist ECC in obtaining, defending, and enforcing ECC's rights therein.

    8. AGREEMENT NOT TO COMPETE. EMPLOYEE agrees he/she will not during the term of employment by ECC, without the prior written consent of ECC, work for, consult with, or be employed by any individual, business entity, governmental agency, or other organization (hereinafter collectively referred to as "any other person") involved in ECC's LINE OF BUSINESS. EMPLOYEE further agrees that for a period of twelve (12) months after the end of employment by ECC, EMPLOYEE will not, without the prior written consent of ECC, render service in the TERRITORY within the LINE OF BUSINESS on EMPLOYEE's own behalf or as an employee or consultant for any other person which is or could within the reasonably foreseeable future become a competitor with ECC. The provisions of this paragraph 8 are to be considered severed, as per the provisions of paragraph 12, to the extent that they conflict with or are deemed non-enforceable in the State of California.

    9. INTEGRATION. This Agreement may not be modified except in a writing signed by EMPLOYEE and an officer of ECC. Specifically, ECC may in its discretion modify its other policies which may be adopted by ECC from time-to-time without affecting the terms of this Agreement. In the event of any conflict between such policies and this Agreement, the terms of this Agreement shall control, particularly the terms of paragraph six (6) below shall control over the terms of any conflicting policy.

    10.  SALARY AND OTHER BENEFITS

         (a) EMPLOYEE's original salary shall be set AT THREE HUNDRED FIFTY THOUSAND AND N0/100 ------ Dollars ($350,000.00) per annum payable in semi-monthly installments. It is anticipated that there will be an annual review of EMPLOYEE's performance and salary level. In addition EMPLOYEE shall be eligible for vacation pay and sick leave in accordance with the standard policies of ECC which may from time-to-time be in effect. Also EMPLOYEE shall be eligible to participate in ECC's group medical insurance plan as it currently exists or as it may, at ECC's sole discretion, be altered or amended.

         (b) EMPLOYEE originally will work at ECC's Santa Barbara, California facility, and employment will commence on October 15, 1993. Expense of relocation to Santa Barbara, California will be reimbursed by ECC up to $ ------------------------------------------------------- Dollars
         ($ -0- ).

         (c) It is contemplated that ECC will adopt a stock option plan, bonus plan or some other form of providing incentive compensation. EMPLOYEE will be eligible to participate in any such plan, but the form and extent of EMPLOYEE's participation shall be at the sole discretion of ECC.

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         (d)  EMPLOYEE's original employment will be in the capacity indicated
         on the job description set forth on Exhibit "a" attached hereto. However, EMPLOYEE agrees to serve in such capacity as ECC from time-to-time might designate.

    11. TERMINATION OF EMPLOYMENT. Notwithstanding the provisions of paragraph 10 above, EMPLOYEE acknowledges that neither this Agreement nor any of the policies of ECC is a guarantee of continued employment of EMPLOYEE by ECC; the employment covered hereby is deemed to be "at hire" at the discretion of ECC; and that EMPLOYEE may be terminated at any time for cause without further consideration. At the sole discretion of ECC, EMPLOYEE may be terminated at any time. If such termination occurs before October 15, 1995, ECC will pay EMPLOYEE one year of additional salary as severance compensation. Thereafter, the severance compensation will be 90 days salary upon termination without cause.

    12. TRANSFER OF AGREEMENT. This Agreement shall endure to the benefit of and be binding upon ECC, it successors, and assignees, as well as upon EMPLOYEE's heirs and legal representatives. The rights of ECC under this Agreement shall be assignable.

    13. SEVERABILITY. The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be held to be held invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    14. APPLICABLE LAW. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of California.

    15. ATTORNEY FEES. If either party hereto retains the services of an attorney to enforce any provisions of this Agreement, the prevailing party shall be entitled to its court costs and reasonable attorney fees.

    Dated the 22nd day of October, 1993.

                             EMPLOYEE

                             /s/ Mark A. Koob
                             --------------------------------
                             Mark A. Koob

                             EARTHSHELL CONTAINER CORPORATION

                             By:  /s/ Simon K. Hodson
                                  ---------------------------
                                  Simon K. Hodson
                                  Vice Chairman
                                  Chief Executive Officer